Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-1G TRUST

    Quarterly Noteholders Report Related to the August 27, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD  $578,130,330.11
at the first day after the payment date occurring                          AUD  $966,062,047.81
during the collection period                             B1 Notes:         USD   $11,948,026.82
                                                                           AUD   $19,042,681.78

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Aggregate amount of interest payable on each class of    A2 Notes:         USD  $2,304,812.92
notes on the payment date                                B1 Notes:         USD     $65,342.43
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Aggregate of principal payments to be made in respect
to each class of notes on payment date being 27th        A2 Notes:         USD  $41,807,730.07
August 2004                                              B1 Notes;         USD     $864,026.42
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Income for the collection period                         AUD $19,722,983.00
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $98,654,556.00
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Expenses of the trust for the period                     AUD $16,802,447.00
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $19,896,465.00
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Interest rates (US all in) applicable for period         A2 Notes:      2.04000%
ending 28th November 2004                                B1 Notes:      2.62000%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD  $1,530,817.00
during the Collection period                             Unscheduled       AUD $97,123,739.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         18 August 2004:   AUD $997,728,913.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29       1.88%
period                                                                    30-59      0.63%
                                                                          60+        0.56%
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